EXHIBIT 3.1.2

CERTIFICATE OF DESIGNATION

OF

PREFERRED STOCK

OF

MOBETIZE CORP.

Designated

Series B Preferred Stock

Pursuant to

Sections 78.1955 of Nevada Revised Statutes

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of Mobetize Corp., a Nevada corporation (the  “Corporation”), at a meeting duly convened and held, at which a quorum was present and acting throughout:

RESOLVED,  that  pursuant  to  the  authority  conferred  on  the  Board  of  Directors  by  the  Corporation’s

Articles  of  Incorporation,  the  issuance  of  a  series  of  preferred  stock,  par  value  $0.001  per  share,  of  the

Corporation  which  shall  consist  of  25,000,000  shares  of  preferred  stock  be,  and  the  same  hereby  is,

authorized;  and  the  Chairman  and  Chief  Executive  Officer  of  the  Corporation  be,  and  they  hereby  are,

authorized and directed to execute and file  with  the Secretary of State of the State of Nevada a Certificate

of Designation of Series B Preferred Stock of the Corporation fixing the designations, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof,

set  forth in the Articles  of  Incorporation  which may be  applicable  to the Corporation’s preferred stock,  as follows:

1. Number of Shares; Designation. A total of 25,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation are hereby designated as Series B Preferred Stock (the “Series B Preferred Stock”).

2.  Rank.  The  Series  B  Preferred  Stock  shall,   with  respect  to  voluntary  or  involuntary  liquidation,

dissolution or winding-up of the affairs of the Corporation rank:

(i)

Pari  passu  with  the  Common  Stock,  par  value  $0.001  per  share,  of  the  Corporation  (the

“Common  Stock”),  the  Series  A  Preferred  Stock,  and  any  additional  series  of  preferred stock  which  may  in  the  future  be  issued  by  the  Corporation  and  are  designated  in  an amendment to the Articles of Incorporation or a certificate of designation establishing such additional preferred stock.

(ii)

Junior to any additional series of preferred stock which may in the future be issued by the

Corporation  and  are  designated  in  the  amendment  to  the  Articles  of  Incorporation  or  a certificate  of  designation establishing  such additional  preferred stock as  ranking  senior  to the Preferred Stock.

3.  Dividends.  Dividends  may  be  declared  and  paid  on  the  Series  B  Preferred  Stock  from  funds  legally available  therefor  as and  when  determined  by the  Board  of Directors.  The  Series  B  Preferred  Stock  shall,

with respect to the payment of dividends, rank pari passu with the Common Stock and the Series A Preferred

Stock.

If  the  Corporation  declares  or  pays  a  dividend  or  distribution  on  the  Common  Stock  or  the  Series  A

Preferred  Stock,  whether  such  dividend or  distribution  is payable in  cash,  securities or other  property,  the

Corporation  shall  simultaneously  declare  and  pay  a  dividend  on  the  Series  B  Preferred   Stock  on  a  pari

passu basis with the Common Stock  determined on an as-converted basis assuming all outstanding shares of Series B Preferred Stock had been converted as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

4. Conversion.

(a) Right to Convert. The Holder of Series B Preferred Stock (the “Holder”) shall have the right to convert,

on  the  second  (2nd)  annual  anniversary  date  of  the  designation  of  the  Series  B  Preferred  Stock  and  from time to time thereafter, all or any part of the Series B Preferred Stock held by such Holder into such number of  fully  paid  and  non-assessable  shares  of  Common  Stock  (the  “Conversion  Shares”)  as  is  determined  in accordance with the terms hereof (a “Conversion”); provided, however, in connection with any conversion hereunder,  each  Holder  of  Series  B  Preferred  Stock  may  not  convert  any  part  of  the  Series  B  Preferred

Stock  if  such  conversion  would  cause  such  Holder  or  any  of  its  assignees  to  beneficially  own  more  than

4.99% of the Common Stock of the Corporation. Notwithstanding the initial time restriction on conversion contained  in  this  paragraph,  Holder  shall  have  the  right  to  convert  on  any  date  prior  to  the  second  (2nd)

annual  anniversary of  the  designation  of  the  Series  B  Preferred  Stock  in  connection  with  a  transaction  of the type described in paragraph 4(e)(i) below.

(b) Conversion Notice. In order to convert Series B Preferred Stock, the Holder shall send to the Corporation by facsimile transmission, at any time prior to 3:00 p.m., Pacific Time, on the Business Day (as used herein,

the term “Business Day” shall mean any day except a Saturday, Sunday or day on which there is a Federal holiday (the “Conversion Date”), a notice of conversion in substantially the form attached as Annex I hereto

(a “Conversion Notice”), stating the number of Series B Preferred Stock to be converted, and a calculation of the number of shares of Common Stock issuable upon such Conversion in accordance with the formula set  forth  in  paragraph  4(c)  below  setting  forth  the  basis  for  each  component  thereof.  The  Holder  shall promptly  thereafter  send  the  Conversion  Notice  and  the  certificate  or  certificates  being  converted  to  the

Corporation. The Corporation shall issue a new certificate for Series B Preferred Stock to the Holder in the

event that less than all of the Series B Preferred Stock represented by a certificate are converted; provided,

however, that  the failure of  the Corporation to  deliver such new certificate shall  not  affect  the right  of  the

Holder  to  submit  a  further  Conversion  Notice  with  respect  to  such  Series  B  Preferred  Stock  and,  in  any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it  submits  such  further  Conversion  Notice.  Except  as  otherwise  provided  herein,  upon  delivery  of  a

Conversion Notice by the Holder in accordance with the terms hereof, the Holder shall, as of the applicable

Conversion Date,  be deemed  for all purposes to be the record owner of the Common  Stock to which such

Conversion Notice relates.

(c) Number of Conversion Shares. The number of Conversion Shares to be delivered by the Corporation to a  Holder  for  each  share  of  Series  B  Preferred  Stock  delivered  pursuant  to  a  Conversion  shall  be  one  (1)

share of Common Stock for each one (1) share of Series B Preferred Stock (the “Conversion Rate”).

If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise)

the authorized Common Stock into a greater number of shares, the Conversion Rate in effect immediately prior  to  such  subdivision  will  not  be  subject  to  adjustment.  If  the  Corporation  at  any  time  combines  (by combination,  reverse  stock  split  or  otherwise)  the  authorized  Common  Stock  into  a  smaller  number  of shares,  the  Conversion  Rate  in  effect  immediately  prior  to  such  combination  will  not  be  subject  to adjustment.

(d) Delivery of  Conversion  Shares.  The Corporation  shall,  no  later  than  the  close  of  business  on  the  third

(3rd ) Business Day following  the later  of the date on which the Corporation receives a Conversion Notice from  the  Holder  pursuant  to  paragraph  4(b),  above,  and  the  date  on  which  the  Corporation  receives  the related Series B Preferred Stock certificate (such third Business Day, the “Delivery Date”), issue and deliver or cause to be delivered to such Holder the number of Conversion Shares determined pursuant to paragraph

4(c) above; provided.

(e) Additional Considerations. The Conversion shall be subject to change from time to time as follows:

(i)

Reorganization,    Reclassification,    Consolidation,    Merger    or    Sale.    Prior    to    any

recapitalization,   reorganization,  reclassification,  consolidation,  merger,  or  other  similar transaction  pursuant  to  which  the  holders  of  the  Common  Stock  are  entitled  to  receive stock,  securities  or  assets  with  respect  to  or  in  exchange  for  the  Common  Stock,  the

Corporation  will  make  appropriate  provision,  in  form  and  substance  satisfactory  to  the

Holder  of  the  Series  B  Preferred  Stock,  to  ensure  that  the  Holder  will  thereafter  have  the right  to  acquire  and  receive  in  lieu  of  or  in  addition  to,  as  the  case  may  be,  the  shares  of

Common Stock immediately theretofore acquirable and receivable upon conversion of the

Series  B  Preferred  Stock,  had  such  recapitalization,    reorganization,  reclassification,

consolidation,  merger,  or  other  similar  transaction  not  taken  place.  In  any  such  case,  the

Corporation  will  make  appropriate  provision,  in  form  and  substance  satisfactory  to  the

Holder of a the Series B Preferred Stock to ensure that the provisions of this paragraph and paragraph 4(e)(ii) below will thereafter be applicable to the Series B Preferred Stock. The

Corporation will not effect any consolidation or merger, unless prior to the consummation thereof,  the  successor  entity  resulting  from  such  consolidation  or  merger,  assumes,  by written  instrument,  in  form  and  substance  satisfactory  to  the  Holder  of  the  Series  B

Preferred Stock, the obligation to deliver to the Holder of the Series B Preferred Stock such shares  of  stock,  securities  or  assets  as,  in  accordance  with  the  foregoing  provisions,  that the Holder may be entitled to acquire.

(ii)

Purchase  Rights.  If  at  any  time  the  Corporation  grants,  issues  or  sells  any  options,

convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the 'Purchase Rights"), then the Holder of the Series B Preferred Stock will  be entitled to acquire, upon the terms applicable to such purchase  rights,  the  aggregate  purchase  rights  which  Holder  could  have  acquired  if  the

Holder  had  held  the  number  of  shares  of  Common  Stock  acquirable  upon  complete conversion of Holder's shares of the Series B Preferred Stock immediately before the date on which a  record is taken for  the grant, issuance or sale of such purchase rights, or, if no such record is  taken,  the  date  as  of which the record  holders  of the  Common  Stock  are  to be determined for the grant, issue or sale of such purchase rights.

(iii)

Status  of  Shares.  All  shares  of  Series  B  Preferred  Stock  that  are  at  any  time  converted pursuant to this paragraph 4, and all shares of Series B  Preferred Stock  that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance.

5. Voting Rights. Each share of the Series B Preferred Stock shall entitle the Holder thereof to one (1) vote for  each  Conversion  Share  into  which  such  share  of  the  Series  B  Preferred  Stock  is  then  convertible  and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock

(except  as  otherwise  expressly provided  herein  or  as  required  by law),  voting  together  with  the  Common

Stock as a single class and shall  be entitled to  notice  of  any stockholders’  meeting  in accordance  with the

Bylaws of the Corporation.

To  the  extent  that  under  the  Nevada  Revised  Statutes,  the  vote  of  the  Holders  of  the  Series  B  Preferred

Stock,  voting  separately  as  a  class  or  series,  as  applicable,  is  required  to  authorize  a  given  action  of  the

Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series

B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the Nevada

Revised Statutes) shall constitute the approval of such action by the class.

6. Restrictions and Limitations

So  long  as  any shares  of  Series  B  Preferred  Stock  remain  outstanding,  the  Corporation  shall  not,  without the  vote  or  written  consent  by the  Holders  of  the  outstanding  Series  B  Preferred Stock,  voting  as  a  single class:

(i)

Redeem,  purchase or otherwise  acquire  for value (or  pay into or set aside for  a sinking or other analogous  fund  for such purpose)  any share  or shares of its capital stock,  except  for a transaction in  which all  outstanding shares  of  Series B  Preferred Stock are concurrently redeemed,  purchased  or  otherwise  acquired,  provided  however,  that  this  restriction  shall not apply to the repurchase of shares of Common Stock from employees, officers, directors,

consultants  or  other  persons  performing  services  for  the  Corporation  or  any  subsidiary pursuant  to  agreements  pursuant  to  which  the  Corporation  has  the  option  to  repurchase such shares upon the occurrence of certain events, such as the termination of employment.

(ii)

alter, modify or amend (whether by merger or otherwise) the terms of the Series B Preferred

Stock in any way;

(iii)

increase (whether by merger or otherwise) the authorized number of shares of the Series B

Preferred Stock;

(iv)

re-issue  (whether  by  merger  or  otherwise)  any  shares  of  Series  B  Preferred  Stock  which

have    been converted or redeemed in accordance with the terms hereof;

(v)

issue (whether by merger  or  otherwise)  any shares  of  the  Series B Preferred  Stock except pursuant to the terms of a Share Exchange Agreement;

(vi)

enter into any definitive agreement or commitment with respect to any of the foregoing; or

(vii)

cause  or  permit  any  subsidiary  to  engage  in  or  enter  into  any  definitive  agreement  or commitment with respect to any of the foregoing.

IN  WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed on its behalf by its undersigned Chairman of the Board of Directors as of May 12, 2016.

By:

/s/ Malek Ladki

Name: Malek Ladki

Title: Chairman of the Board of Directors

ANNEX I

CONVERSION NOTICE

The  undersigned  hereby  elects  to  convert  shares  of  Series  B  Preferred  Stock  (the  “Preferred  Stock”),

represented  by  stock  certificate  No(s).  ________  ,  into  shares  of  common  stock  (“Common  Stock”)  of

Mobetize (the “Corporation”) according to the terms and conditions of the Certificate of Designation dated effective  May 23,  2016,  relating  to  the  Preferred  Stock  (the  “Certificate  of  Designation”),  as  of  the  date written below.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the

Certificate of Designation.

Conversion Date: ____________________________

Number of Shares of Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Name of Holder: ____________________________

Address: ___________________________________

__________________________________________

__________________________________________

Signature:______________________

Holder Requests Delivery to be made: (check one)

☐    By Delivery of Physical Certificates to the Above Address

   Through Depository Trust Corporation: __ (Account No: ________________)